Exhibit 99.1

Segment information for the years ended 2010 and 2009
(Amounts in thousands, unaudited information)

	2010	2009
Sales:
Beauty + Home	$1,391,335	$1,204,253
Pharma	476,376	451,175
Food + Beverage	222,629	199,767
Other	170	195
Total Sales	$2,090,510	$1,855,390

Less: Intersegment Sales:
Beauty + Home	$11,270	$11,078
Pharma	129	209
Food + Beverage	2,227	2,294
Other	165	193
Total Intersegment Sales	$13,791	$13,774

Net Sales:
Beauty + Home	$1,380,065	$1,193,175
Pharma	476,247	450,966
Food + Beverage	220,402	197,473
Other	5	2
Total Net Sales	$2,076,719	$1,841,616

Segment Income (1):
Beauty + Home	$132,172	$68,230
Pharma	134,531	128,006
Food + Beverage	27,796	27,540
Corporate and Other	(28,991)	(26,566)
Income before Interest and Taxes	$265,508	$197,210
Interest Expense, net	(11,123)	(13,152)
Income before Income Taxes	$254,385	$184,058

Depreciation and Amortization:
Beauty + Home	$91,891	$93,903
Pharma	26,638	24,608
Food + Beverage	12,065	12,245
Corporate and Other	2,365	2,257
Total Depreciation and Amortization	$132,959	$133,013

Capital Expenditures:
Beauty + Home	$75,659	$77,280
Pharma	19,401	26,839
Food + Beverage	15,421	15,377
Corporate and Other	8,323	25,430
Total Capital Expenditures	$118,804	$144,926

Total Assets:
Beauty + Home	$1,180,928	$1,127,385
Pharma	354,512	362,722
Food + Beverage	140,931	136,453
Corporate and Other	356,347	329,633
Total Assets	$2,032,718	$1,956,193

(1)  The Company evaluates performance of its business units and allocates resources based upon segment income.  Segment income is defined as earnings before net interest expense, certain corporate expenses and income taxes.  Included in the segment income figures reported above are consolidation/severance expenses for the twelve months ended December 31, 2010 and 2009 as follows:

CONSOLIDATION/SEVERANCE EXPENSES
Beauty + Home	$(46)	$(4,030)
Pharma	--	(433)
Food + Beverage	(47)	(3,100)
Total Consolidation/Severance Expenses	$(93)	$(7,563)

Also included in the segment income figures reported above are the following stock option expenses:

	2010	2009
STOCK OPTION EXPENSES
Beauty + Home	$(4,355)	$(3,993)
Pharma	(1,384)	(1,306)
Food + Beverage	(1,149)	(884)
Corporate and Other	(4,327)	3,579)
Total Stock Option Expenses	$(11,215)	$(9,762)

Segment information for the quarters ended March 31, June 30, September 30, and
December 31, 2010
(Amounts in thousands, unaudited information)

	1Q 2010	2Q 2010	3Q 2010	4Q 2010	Total for 2010
Sales:
Beauty + Home	$342,591	$346,323	$348,858	$353,563	$1,391,335
Pharma	113,489	117,857	117,543	127,487	476,376
Food + Beverage	53,324	62,095	54,295	52,915	222,629
Other	25	46	38	61	170
Total Sales	509,429	526,321	520,734	534,026	2,090,510

Less: Intersegment Sales:
Beauty + Home	$3,182	$2,489	$2,750	$2,849	$11,270
Pharma	48	33	23	25	129
Food + Beverage	705	830	387	305	2,227
Other	25	46	37	57	165
Total Intersegment Sales	3,960	3,398	3,197	3,236	13,791

Net Sales:
Beauty + Home	$339,409	$343,834	$346,108	$350,714	$1,380,065
Pharma	113,441	117,824	117,520	127,462	476,247
Food + Beverage	52,619	61,265	53,908	52,610	220,402
Other	0	0	1	4	5
Total Net Sales	505,469	522,923	517,537	530,790	2,076,719

Segment Income:
Beauty + Home	$31,111	$35,881	$34,324	$30,856	$132,172
Pharma	30,646	32,773	35,091	36,021	134,531
Food + Beverage	7,615	10,700	6,443	3,038	27,796
Corporate & Other	(8,748)	(6,441)	(5,009)	(8,793)	(28,991)
Income before interest and taxes	$60,624	$72,913	$70,849	$61,122	$265,508
Interest expense, net	(2,706)	(3,123)	(2,703)	(2,591)	(11,123)
Income before Income Taxes	$57,918	$69,790	$68,146	$58,531	$254,385

(1)  The Company evaluates performance of its business units and allocates resources based upon segment income.  Segment income is defined as earnings before net interest expense, certain corporate expenses and income taxes.  Included in the segment income figures reported above are consolidation/severance expenses for the twelve months ended December 31, 2010 and 2009 as follows:

CONSOLIDATION/SEVERANCE EXPENSES
Beauty + Home	$--	$--	$(444)	$398	$(46)
Pharma	--	--	--	--	--
Food + Beverage	--	--	63	(110)	(47)
Total Consolidation/Severance Expenses	$--	$--	$(381)	$288	$(93)

Also included in the segment income figures reported above are the following stock option expenses:

STOCK OPTION EXPENSES
Beauty + Home	$(1,985)	$(984)	$(800)	$(586)	$(4,355)
Pharma	(504)	(299)	(299)	(282)	(1,384)
Food + Beverage	(712)	(146)	(145)	(146)	(1,149)
Corporate and Other	(2,780)	(788)	(376)	(383)	(4,327)
Total Stock Option Expenses	$(5,981)	$(2,217)	$(1,620)	$(1,397)	$(11,215)